SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

/X/  Filed by the Registrant

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     /_/ Preliminary Proxy Statement

     /_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     /_/ Definitive Additional Materials

      Soliciting Material Pursuant to ss.240.14a-11(c) or ss. 240.14a-12

                   Penn Street Fund, Inc.
- -    -----------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

     ------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than
                        the Registrant)

Payment of Filing Fee (Check the appropriate box):

 /X/ No fee required.
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      and 0-11.

      1) Title of each class of securities to which transaction applies:

          -----------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

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      3) Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)   Date Filed:

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


                             Penn Street Fund, Inc.
                               2 Bryn Mawr Avenue
                                    Suite 100
                               Bryn Mawr, PA 19010


                               October 1, 1998



Dear Stockholder,

           Millennium Bank, a Pennsylvania banking institution, has entered into an agreement to acquire Penn Street Advisors, Inc., the investment adviser to the Global Equity and Global Bond Portfolios of Penn Street Fund, Inc. As part of the arrangement, I will enter into an employment arrangement with Millennium Bank and will continue to manage the Portfolios of the Fund.

           The proposed transaction will not affect the way the Fund or its Portfolios are managed or operated. We expect that the acquisition will enable us to hire additional investment and administrative personnel to increase the Fund's investment research and stockholder service capabilities. Also, it is expected that the Fund's association with Millennium Bank may result in increased cash inflows that could enhance the Fund's access to outside investment research and ultimately result in lower Fund operating expenses.

           Before the proposed acquisition of Penn Street Advisors can be completed, certain conditions must be met, including the approval by stockholders of new investment management agreements for each Portfolio of the Fund.

           In a separate matter, the Fund's Board of Directors has approved a reduction in the investment management fees to be paid to Penn Street Advisors by each Portfolio of the Fund and also approved other steps to reduce the overall operating expenses of the Portfolios. The management fee reductions will be reflected in the proposed new investment management agreements for each Portfolio which must be approved by stockholders.

           The Board of Directors of the Fund has unanimously approved each of the proposed investment management agreements and recommends that you approve the agreement for your Portfolio or Portfolios of the Fund. Please vote your shares promptly by completing and signing the enclosed Proxy Card and returning it in the enclosed self-addressed postage-paid envelope. Thank you for your attention to this matter.

                                   Sincerely,


                                   /S/ RICHARD T. COGHLAN
                                   Richard T. Coghlan
                                   Chairman

                             Global Equity Portfolio
                              Global Bond Portfolio

                                       of

                             Penn Street Fund, Inc.
                               2 Bryn Mawr Avenue
                                    Suite 100
                               Bryn Mawr, Pa 19010
                          (610) 520-5201

                          COMBINED PROXY STATEMENT AND
             NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                             PENN STREET FUND, INC.
                         To be Held on October 20, 1998

To the Stockholders of the Global Equity and Global Bond Portfolios of Penn Street Fund, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of the Global Equity and Global Bond Portfolios (each, a "Portfolio") of Penn Street Fund, Inc. (the "Fund") will be held on Tuesday, October 20, 1998 at 9:00 a.m. at the offices of Stradley, Ronon, Stevens & Young, LLP, 30 Valley Stream Parkway, Malvern, Pennsylvania, for the purpose of considering and acting on the following proposal:

         To Approve a New Investment Management Agreement
         Between the Fund and Penn Street Advisors, Inc.
         for each of the Global Equity and Global Bond
         Portfolios.

      The Board of Directors has fixed the close of business on September 15, 1998 as the record date for the determination of those stockholders who will be entitled to vote at the Meeting.

      The Fund's Annual Report to Stockholders for the fiscal year ended October 31, 1997 and the Semi-Annual Report to Stockholders dated April 30, 1998, were previously mailed to stockholders. Copies of these reports are available upon request, without charge, by writing or calling the Fund at the address and telephone number shown above.

      Whether or not you plan on attending the Meeting, it is important that you mark your instructions on the enclosed Proxy Card, date and sign it and return it promptly in the enclosed self-addressed, stamped envelope. The enclosed Proxy Card is solicited on behalf of the Board of Directors, is revocable, and will not affect your right to vote in person if you attend the Meeting.



October 1, 1998                By Order of the Board of Directors


                               /S/ RICHARD T. COGHLAN
                               Richard T. Coghlan, Chairman

                                 PROXY STATEMENT

                             GLOBAL EQUITY PORTFOLIO
                              GLOBAL BOND PORTFOLIO
                                       OF
                             PENN STREET FUND, INC.

      Meeting Information. The Board of Directors of Penn Street Fund, Inc. (the "Fund") is soliciting your proxy to be voted at the Special Meeting of Stockholders (the "Meeting") to be held on Tuesday October 20, 1998 at 9:00 a.m. at the offices of Stradley, Ronon, Stevens & Young, LLP, 30 Valley Stream Parkway, Malvern, Pennsylvania and at any adjournment of the Meeting. The purpose of the Meeting is to act on the proposal listed in the accompanying Notice.

      The Fund is an open-end, management investment company registered under the Investment Company Act of 1940 (as amended, the "1940 Act"), which issues shares of its common stock in two separate series, each representing interests in a separate portfolio of investments. The two series are the Global Equity Portfolio and the Global Bond Portfolio (each a "Portfolio" and collectively, the "Portfolios").

      General Voting Information. Stockholders are entitled to cast one vote for each full share and a partial vote for each partial share of a Portfolio that they own at the close of business on September 15, 1998, which is the record date. Shares of each Portfolio may be voted for the Investment Management Agreement relating to that Portfolio.

      Approval of the proposed Investment Management Agreement for each Portfolio requires the affirmative vote of a "majority of the outstanding voting securities" of the particular Portfolio, which is defined in the 1940 Act as the vote of: (i) more than 50% of the outstanding voting securities of the Portfolio; or (ii) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, whichever is less.

      The Board of Directors urges you to complete, sign and return the Proxy Card included with this Proxy Statement, whether or not you intend to be present at the Meeting. It is important that you return the signed Proxy Card promptly to help assure a quorum for the Meeting.

      The persons designated as proxies will vote your shares as you instruct on the Proxy Card and, if your signed Proxy Card is returned without any voting instructions, your shares will be voted "FOR" any Proposal. If you sign and return a Proxy Card, you may still attend the Meeting to vote your shares in person. You may also revoke your proxy at any time before the Meeting: (i) by notifying the Fund in writing; (ii) by submitting a later signed Proxy; or (iii) by voting your shares in person at the Meeting.

      If a sufficient number of shares are not present at the Meeting in person or by proxy so as to constitute a stockholder quorum of either Portfolio (which is a majority of the shares of the Portfolio which are entitled to vote), or to approve the proposal set forth in the Notice, the persons named as proxies may adjourn the Meeting to a later date to permit further solicitation of proxies with respect to the proposals. Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting, but will not be counted for purposes of determining whether matters to be acted upon at the Meeting have been approved.


      This solicitation is being made largely by mail, but may also be made by officers or employees of the Fund or its investment adviser, Penn Street Advisors, Inc. ("Penn Street") through telephonic, internet, facsimile or oral communications. This Proxy Statement was first mailed to stockholders on or about October 1, 1998. Millennium Bank and Penn Street will divide any costs of this solicitation equally.


      As of the record date, there were 287,629 shares outstanding of the Global Equity Portfolio and 1,991,833 shares outstanding of the Global Bond Portfolio. In addition, the following persons owned beneficially more than 5% of the shares of each Portfolio:

Name and Address of                               Number    Percentage
Beneficial Owner                                  of Shares

                             Global Income Portfolio
Fox Family Partnership                            934,155     47%
1325 Morris Drive, Suite 200
Wayne, PA 19087

GDF Foundation                                    153,703      8%
1325 Morris Drive, Suite 200
Wayne, PA 19087

IBIR                                              307,076     15%
1325 Morris Drive, Suite 200
Wayne, PA 19087

RJF Foundation                                    458,368     23%
1325 Morris Drive, Suite 200
Wayne, PA 19087

                             Global Equity Portfolio
Richard T. Coghlan                                20,877       7%
Penn Street Advisors, Inc.
2 Bryn Mawr Avenue, Suite 100
Bryn Mawr, PA  19010

Colin Reiff Trust                                 19,547       7%
1429 Walnut Street, 12th Floor
Philadelphia, PA 19102

Justin Reiff Trust                                20,213       7%
1429 Walnut Street, 12th Floor
Philadelphia, PA 19102

Jeffrey & Dominique Reiff                        110,302      38%
1429 Walnut Street, 12th Floor
Philadelphia, PA 19102

                                                  31,049      11%
James W. Hovey
1325 Morris Drive, Suite 200
Wayne, PA 19087

Fred D. Fox                                       20,040      7%
76 Militia Hill Drive
Wayne, PA 19087

Marilyn B. Day                                    19,946      7%
947 Rock Creek Road
Bryn Mawr, PA 19010


Proposal: To Approve a New Investment Management Agreement
          Between the Fund and Penn Street Advisors, Inc. for each of the Global Equity and Global Bond Portfolios

Introduction

      Stockholders are being asked to approve new Investment Management Agreements for each Portfolio between the Fund and Penn Street ("New Agreements"), which will replace the current Investment Management Agreements between the Fund and Penn Street ("Current Agreements"). The New Agreements reflect a reduction in the annual investment management fee rates from 0.90% of average daily net assets to 0.75% of average daily net assets and are presented to stockholders for approval at this time because of the proposed management fee reduction and because of the proposed acquisition of Penn Street by Millennium Bank, a recently organized Pennsylvania banking institution. Under the 1940 Act, the sale of a controlling interest of an investment advisory firm results in the automatic termination of any investment advisory agreement the firm has with a registered investment company, such as the Fund. Therefore, New Agreements are proposed under which Penn Street will continue to manage the Portfolios after the acquisition at the new, lower management fee rates.


      Millennium Bank has agreed to purchase Penn Street from Richard T. Coghlan, Ph.D., who is Penn Street's chief investment officer, founder and sole stockholder. Dr. Coghlan is also the Chairman and President of the Fund. In connection with the acquisition (hereafter, the "Transaction"), Dr. Coghlan has also agreed to enter into an employment agreement with Millennium Bank, under which he will continue to manage the Portfolios of the Fund as Penn Street's President and will serve as Millennium Bank's Managing Director - Investment Strategy. The employment agreement initially extends until December 31, 2001 and thereafter automatically renews for additional one year terms, as agreed by the parties.


           The Transaction is expected to be completed on or about October 31, 1998 and is subject to certain key conditions, including the approval by stockholders of each Portfolio of new Investment Management Agreements for each Portfolio between Penn Street and the Fund. If the key conditions are not met and the Transaction is not completed, Dr. Coghlan will continue to own and operate Penn Street and manage the Portfolios.

      The Transaction will not affect the way the Portfolios are currently managed or operated, as the current Board of Directors will continue as Directors of the Fund and Dr. Coghlan will continue to be responsible for managing the Portfolios. Dr. Coghlan and Millennium Bank management anticipate that Penn Street will hire at least one additional investment professional, as well as additional administrative personnel, in order to increase Penn Street's investment research and administrative capabilities. In addition, the parties believe that the Fund's association with Millennium Bank may result in an expansion of the Fund's stockholder base, bringing increased cash inflows, thereby enhancing the Fund's access to outside research and ultimately, reducing Fund expense levels.

      The proposed management fee reductions, together with certain other actions of the Fund's Board to reduce other expenses of the Fund, will result in a reduction in overall operating expenses of each Portfolio.

      The Board of Directors of the Fund has unanimously approved the New Agreements, and recommends that you vote "FOR" the New
Agreement for your Portfolio.

Information Concerning Penn Street Advisors, Inc.


      Penn Street is a Pennsylvania corporation registered as an investment advisory firm under the Investment Advisers Act of 1940. Dr. Coghlan is the president, chief executive officer and sole director of Penn Street and is also the person with primary investment management responsibility for the firm's clients, including the Fund. Dr. Coghlan and his associates have provided investment management services to individual and institutional accounts since 1989, when he founded Penn Street's predecessor, Strategic Investment Services. The firm is located at 2 Bryn Mawr Avenue, Suite 100, Bryn Mawr, PA 19010.


      Dr. Coghlan received a Ph.D in Economics from Cambridge University in England. In a varied career, he has lectured at university, worked at the Bank of England and within financial markets in London, Canada, the United States and Switzerland. Dr. Coghlan first moved to North America in 1980 but then returned to Europe to take up the position of chief economist and strategist with Bank Julius Baer, serving as a member of the Zurich Investment Advisory Group and director of the European-Asia Fund managed jointly by Bank Julius Baer and Nomura Securities. Dr. Coghlan has written extensively on financial markets, publishing numerous articles in journals and newspapers, including The Times and Barrons, and four books. He has been the editor of the newsletter "The Financial Economist" for over fifteen years.

Information Concerning Millennium Bank

      Millennium Bank is a newly organized, Pennsylvania chartered, FDIC insured, full service bank and trust company headquartered at 30 Valley Stream Parkway, Malvern, Pennsylvania. The Bank's primary business purpose is to provide high service level commercial banking, asset management, and traditional trust products and service. The Bank intends to provide specialized financial services, including investment, asset management, trust and estate planning products; personal and business lending and deposit products; and advisory services. Its target clients are the rapidly expanding group of individuals with investable assets of $250,000 and up, and small to medium sized privately owned businesses. The Bank's geographic focus will be in central and southeastern Pennsylvania.

      The management and operations of Millennium Bank is supervised by a highly qualified Board of Directors, with extensive banking industry experience. The Directors and their backgrounds are discussed below.

David E. Sparks, Chairman
Mr. Sparks has over 25 years of banking management experience and, prior to founding Millennium Bank, was Director, Vice Chairman and Chief Financial Officer of Meridian Bancorp. He is the President and Chief Executive Officer of Millennium and is primarily responsible for the strategic direction and growth of the Bank.

Roger S. Hillas
Mr. Hillas has been a business leader for over 45 years in Philadelphia and is currently a financial consultant. He is the former Chairman of PNC Bank and former Chairman of Philadelphia Savings Fund Society as well as the former Chairman and Chief Executive Officer of Provident National Bank. He is currently a director with ConRail Corporation, Toll Brothers, Inc., The Bon-Ton Corporation and P.H. Glatfelter companies. Mr. Hillas is a graduate of Dartmouth College and the Wharton School of the University of Pennsylvania.

Thomas W. Martell
Mr. Martell has spent 22 years with Hub Fabricating Company, Reading, PA, where he has been President, Chief Executive Officer and owner. He is on the board of Tamaqua Cable Products and serves on the United Way Cabinet in Reading, PA. Mr. Martell is a graduate of Bucknell University and received has MBA from George Washington University.

Samuel A. McCullough
Mr. McCullough has been a business and community leader for 40 years and is currently serving as Secretary of Community and Economic Development for the Commonwealth of Pennsylvania. He is the former President of CoreStates Financial Corp. and Former Chairman and Chief Executive Officer of Meridian Bancorp. He is a board member of the Commonwealth Foundation and trustee of the University of Pittsburgh, Albright College and the Reading Hospital and Medical Center. Mr. McCullough is a graduate of the University of Pittsburgh.

Mel A. Shaftel
Mr. Shaftel is the former vice chairman of Lehman Brothers, Inc. where he spent a twenty-five year Wall Street career including the development of the Commercial Banking & Financial Institutions Departments of the firm before advancing to run the Investment Banking Division of the firm. Mr. Shaftel is a graduate of Yale University and received his MBA from New York University. He is a trustee of Colby-Sawyer College in New Hampshire.

      The Bank intends to commence business operations on November 1, 1998. It recently completed an initial offering of its common stock, which was fully subscribed. The Bank's current equity capital is approximately $21 million. Before it can commence business operations, the Bank must receive final regulatory approval from the Pennsylvania Department of Banking and approval for deposit insurance by the FDIC. The Bank has already met one of the key requirements for approval by Pennsylvania regulators, by raising a sufficient level of equity capital. If appropriate regulatory approvals are not obtained, the proposed acquisition of Penn Street will not occur, and the firm will continue to be owned by Dr. Coghlan and will continue to manage the Fund.

Information Concerning the Current Investment Management
Agreements


      Subject to the supervision of the Board of Directors of the Fund, Penn Street provides portfolio management, research and analysis for the Fund, and is responsible for directing the investments of each Portfolio in accordance with its stated investment objective, policies and restrictions. Penn Street also maintains a trading department for the Fund, and keeps certain books and records in connection with its services to the Fund. Penn Street provides these services pursuant to separate Investment Management Agreements between the Fund, on behalf of each Portfolio, and Penn Street dated June 3, 1996 (previously defined as the "Current Agreements"). The Current Agreements provide that Penn Street will bear the costs of the office space, furnishings, equipment and personnel required to perform its duties under the Agreements. The Fund bears all other costs of its operations.


      Pursuant to the Current Agreements, each Portfolio pays a monthly fee to Penn Street, at the annual rate of 0.90% of the Portfolio's average net asset value. For the fiscal year ended October 31, 1997, the Global Equity Portfolio paid investment management fees to Penn Street of $250,734 and the Global Bond Portfolio paid investment management fees of $106,170. The Management Agreements were approved by the initial stockholder of each Portfolio before the Fund commenced operations and were last approved by the Board of Directors on September 14, 1998, to continue until November 7, 1998.

      Penn Street, in effecting the purchases and sales of portfolio securities for the Fund, currently seeks execution of trades at the most favorable and competitive rate of commission charged by any broker, dealer or member of an exchange. However, Penn Street reserves the right to seek execution of trades at a higher rate of commission charges if reasonable in relation to brokerage or research services provided to the Fund or Penn Street by such member, broker, or dealer. Such research services may include, but are not limited to, the following: information as to the availability of securities for purchase or sale and statistical or factual information; or opinions pertaining to investments. Penn Street may use research services provided to it by brokers and dealers in servicing all its clients and not all such services will be used by Penn Street in connection with the Fund.

      The Current Agreements also provide that Penn Street will not be liable to the Fund or any stockholder of the Fund for errors of judgement in the absence of negligence in the performance of its duties. The Current Agreements will remain in effect from year-to-year provided they are continued each year by a vote of the Fund's Board of Directors, including a majority of the Directors who are not parties to the Agreements or interested persons of such party, or by a majority of the outstanding voting securities of the particular Portfolio.

      The Current Agreements may be terminated without penalty by the Fund's Board of Directors or stockholders upon 60 days written notice to Penn Street, or by Penn Street, upon 90 days written notice to the Fund. The Management
Agreements will terminate automatically in the event of an assignment (as defined in the 1940 Act). An assignment, and resulting terminations, would occur if the proposed Transaction is completed.

Information Concerning the New Investment Management Agreements


      The New Agreements are identical to the Current Agreements, except for the reduction in the annual management fee rate from 0.90% to 0.75% of average daily assets, as well as changes in the effective and termination dates. Under the proposed fee rates, the amount of management fees paid to Penn Street by the Portfolios during a fiscal year, assuming the same asset levels as the fiscal year ended October 31, 1997, would be $208,945 for the Global Equity Portfolio and $88,475 for the Global Income Portfolio. These fee payments would represent a 17% decrease compared to the dollar amounts paid during the past fiscal year.


      Assuming stockholders approve the New Agreements, it is expected that the New Agreements will be effective on the date that the ownership of Penn Street is transferred to Millennium Bank or the date of the termination of the Current Agreements, whichever is earlier. Once effective, the New Agreements will continue for an initial term of two years. Thereafter, the New Agreements may be continued for successive one year periods if approved by a majority of the outstanding voting securities of the Portfolios or by the Board of Directors of the Fund and, in either event, by a majority of the Directors who are not parties to the New Agreements or interested persons of any such party.

      A form of the new investment management agreement for each Portfolio is attached to this Proxy Statement as Exhibit A.

Evaluation of the Transaction and New Agreements by the Board

      The Fund's Board of Directors met on September 14, 1998 to consider the proposed Transaction and its anticipated effects upon the investment management and other services Penn Street currently provides to the Fund. The Board also considered recommendations by Fund management concerning proposed reductions in management fee levels, as well as other charges designed to reduce overall Fund expenses.

      At the meeting, the Board, including the Directors who are not parties to the Current or New Agreements or interested persons of any such party, unanimously voted to approve the New Agreement for each Portfolio with Penn Street, each of which reflects the proposed reduced management fee rates, and to recommend the New Agreements to stockholders for approval.

      In its evaluation of the proposed Transaction, the Board concluded that Penn Street would be strengthened by its association with the Bank, through the addition of additional investment and administrative personnel, improved research capabilities and the potential for increased cash inflows to the Fund, which could result in lower operating costs due to the resulting economics of scale. The Board also considered the fact that the terms of the New Agreements do not contemplate any change in the management or operations of Penn Street relating to the Fund, change in personnel managing the Fund (other than expected increases in investment personnel), or reduction in the quality of services provided to stockholders of the Fund. The Board also concluded that the proposed Transaction is consistent with the provisions of Section 15(f) of the 1940 Act, which provides that the owner of an investment adviser to a registered investment company can profit from the sale of the advisory firm, provided certain requirements are satisfied. These requirements are that for a period of three years after the transaction, at least 75% of the investment company's directors must not be interested persons of the predecessor or successor investment advisers, and that no unfair burden may be placed upon the investment company as a result of the transaction.

      For these purposes, an "unfair burden" is defined to include any arrangement, during the two-year period after the date when the transaction occurs, whereby the predecessor or successor investment adviser, or any interested person of any such adviser, is entitled to receive any compensation directly or indirectly from any person in connection with the purchase or sale of securities or other property to, or from, or on behalf of the investment company, other than bona fide ordinary compensation as principal underwriter or for other than bona fide investment advisory or other services.

      While the agreement to purchase Penn Street permits the Bank to designate a slate of nominees for election as Directors of the Fund, the Bank has indicated a desire that the current Directors continue to serve. After evaluating the Transaction, the Board unanimously concluded that the terms were consistent with the requirements of the 1940 Act.

      The Board also considered management's recommendation that management fee rates be reduced for each Portfolio in order to ensure competitive pricing levels for the Portfolios in view of market conditions and the costs of competing investment products. In addition, management recommended certain additional actions to reduce overall Fund operating expenses, including a reduction in the minimum transfer agency fees payable to Penn Street from $20,000 per Portfolio on an annual basis, to $20,000 annually for both Portfolios. After evaluating the proposed changes, the Board unanimously approved the proposed changes to the Investment Management Agreements and the other actions designed to reduce Fund operating expenses.

Additional Information Concerning the Proposed Transaction

      The proposed acquisition of Penn Street by Millennium Bank is to be accomplished pursuant to a Stock Purchase Agreement dated as of July 31, 1998 between Millennium Bank and Dr. Coghlan, the sole stockholder of Penn Street (hereafter, the "Purchase Agreement"). The Purchase Agreement provides for the sale of all of the outstanding stock of Penn Street to the Bank in exchange for 75,000 shares of the Bank's common stock. Under the Purchase Agreement, the 75,000 Bank shares are deemed to have a value of $750,000. As the sole stockholder of Penn Street after the Transaction, Millennium Bank will be entitled to elect additional persons to serve, along with Dr. Coghlan, on Penn Street's Board of Directors.

      The Purchase Agreement contains a number of conditions that must be met before the Transaction is completed. The conditions include the following:

      * The acquisition of Penn Street by the Bank must be approved by the Pennsylvania Department of Banking.

      * New Investment Management Agreements for each Portfolio must be approved by the Fund's Board and by stockholders of each Portfolio.

      * Penn Street clients with separately managed investment accounts consisting of at least 90% of the aggregate value of separate accounts under Penn Street's management must consent to the continuance of their investment advisory agreements after the Transaction.

      * The Bank and Dr. Coghlan must enter into an Employment Agreement under the terms described below.

      The Employment Agreement between the Bank and Dr. Coghlan provides that Dr. Coghlan will serve as the "Managing Director Investment Strategy" of Millennium Bank and President of Penn Street through December 31, 2001, with automatic one year extensions thereafter as agreed by the parties. The Employment Agreement also contains relatively common terms covering compensation, benefits, confidentiality, non-competition and termination provisions.

Other Agreements Between the Fund and Penn Street or its
Affiliates

      Penn Street also serves as the Administrator and Transfer Agent of the Fund under Administration Agreements and a Transfer Agency Agreement. The services provided by Penn Street in this regard include the administration of the Fund's business affairs, supervision of services provided by other organizations to the Fund, including the custodian, dividend disbursing agent, legal counsel and independent accountants; preparation of certain Fund records and documents; and record keeping and accounting services. The total amounts paid to Penn Street for these services for the fiscal year ended October 31, 1997 were $95,451 for the Global Equity Portfolio and $45,044 for the Global Income Portfolio.


      East Coast Consultants, Inc. (the "Distributor") serves as the distributor of the Fund's shares pursuant to a Distribution Agreement with the Fund. The Distributor is wholly-owned by Dr. Coghlan and is located at 2 Bryn Mawr Avenue, Suite 100, Bryn Mawr, PA 19010. The Fund has adopted a separate Distribution Plan for each Portfolio pursuant to Rule 12b-1 under the 1940 Act which permits each Portfolio to make payments to the Distributor which, on an annual basis, may not exceed 0.25% of each Portfolio's average net assets. Payments under the plan may be used by the Distributor to pay others for providing certain distribution services, including: promotion of the sale of Portfolio shares; preparation of advertising and promotional materials; and for other services and materials, including the cost of printing Fund prospectuses, reports and advertising material provided to investors; and to defray overhead expenses of the Distributor incurred in connection with the promotion and sale of Fund shares. The Fund has also adopted separate Shareholder Services Plans for each Portfolio pursuant to Rule 12b-1 which permit each Portfolio to make payments to persons for shareholder servicing activities in amounts not exceeding 0.25% of average annual net assets. Payments for shareholder servicing may be used, among other things, to compensate persons and/or organizations that provide services to shareholders that are designed to encourage them to maintain their investments in the Portfolios. Payments made to East Coast Consultants under such plans for the period ending October 31, 1997 were $5,210 for the Global Equity Portfolio and $708 for the Global Income Portfolio.


                              Stockholder Proposals

      Any stockholder who desires to submit a stockholder proposal may do so by submitting such proposal in writing, addressed to the Fund, at the address listed in the Notice. The Fund is organized as a Maryland corporation, and ordinarily does not hold annual stockholder meetings. Any proposal received a reasonable time in advance of the preparation of material relating to a future stockholder meeting will be included in such material.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               /S/ RICHARD T. COGHLAN
                               Richard T. Coghlan
October 1, 1998                Chairman

                                    EXHIBIT A

                         INVESTMENT MANAGEMENT AGREEMENT


           AGREEMENT made this ____ day of ____________, 1998, by and between PENN STREET FUND, INC., a Maryland corporation (the "Fund") and Penn Street Advisors, Inc., a Pennsylvania corporation (the "Manager").

      1.   Duties of Advisor

           The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the _________ Portfolio (the "Portfolio"), to continuously review, supervise and administer the Portfolio's investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Directors of the Fund, all in compliance with the objectives, policies and limitations set forth in the Fund's registration statement. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

      2.   Portfolio Transactions

           The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution. It is understood, however, that the Manager shall not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Portfolio, or be in breach of any obligation owing to the Fund or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and directors of the Fund such information relating to transactions for the Portfolio as they may reasonably request.

      3.   Compensation of the Manager

           For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of 0.75 percent of the average daily net assets of the Portfolio. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

      4.   Reports

           The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

      5.   Status of the Manager

           The services of the Manager to the Fund or in respect of the Portfolio, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund, or in respect of the Portfolio, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      6.   Liability of Manager

           The Manager shall not be liable to the Fund or any shareholder thereof for errors of judgment or in absence of negligence in the performance of its duties hereunder.

           No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

      7.   Duration and Termination

           This Agreement shall become effective on __________, 1998 (the "Effective Date") and shall continue in effect until _______________, provided that it has first been approved in accordance with Section 15 of the Investment Company Act of 1940, as amended ("Act"). Thereafter, this Agreement may be continued in effect for successive one-year periods provided each such continuance is approved at least annually by a vote of the Fund's Board of Directors, including the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Portfolio.

           This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Portfolio, on sixty days written notice to the Manager.

           This Agreement shall automatically terminate in the event of its assignment.

           This Agreement may be terminated by the Manager after ninety days written notice to the Fund.

           Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

           As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(4),
Section 2(a)(19), Section 2(a)(42) of the Act and Rule l8f-2 thereunder.

      8.   Severability

           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed this ____ day of _________, 1998.

     Penn Street Advisors, Inc.                   Penn Street Fund, Inc.



     By:_________________________                 By:_________________________
                                                  President

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED. IF A SIGNED CARD IS NOT MARKED, THE PROXIES WILL VOTE "FOR" THE PROPOSAL. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

                             PENN STREET FUND, INC.

                             GLOBAL EQUITY PORTFOLIO
                              GLOBAL BOND PORTFOLIO
   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - OCTOBER 20, 1998

      The undersigned hereby constitutes and appoints Jan Gill and Josephine Coghlan, or any of them, with power of substitution, as proxies to appear and vote all of the shares of common stock standing in the name of the undersigned as of the record date at the special meeting of stockholders of the Global Equity Portfolio and Global Bond Portfolio of Penn Street Fund, Inc. to be held at the offices of Stradley, Ronon, Stevens & Young, LLP, 30 Valley Stream
Parkway, Malvern, PA at 9:00 a.m. local time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

      The shares represented by this Proxy will be voted as specified in the following items. If no choice is specified, they will be voted to approve each Proposal. Please refer to the Proxy Statement discussion of these matters. This Proxy is solicited on behalf of the Fund's Board Of Directors.

      To be voted on by stockholders of the Global Equity Portfolio only:

      To Approve a New Investment Management Agreement Between the Fund and Penn Street Advisors, Inc. for the Global Equity
      Portfolio

      FOR /_/               AGAINST  /_/            ABSTAIN  /_/

      To be voted on by stockholders of the Global Bond Portfolio only:



      To Approve a New Investment Management Agreement Between the Fund and Penn Street Advisors, Inc. for the Global Bond
      Portfolio.

     FOR /_/               AGAINST  /_/             ABSTAIN  /_/



     ------------------------------------------------------------------
     SIGNATURE                     DATE



     ------------------------------------------------------------------
     SIGNATURE OF JOINT OWNER      DATE


Please Date And Sign Name (Or Names) To Authorize The Voting Of Your Shares As Indicated Above. Where Shares Are Registered With Joint Owners, All Joint Owners Should Sign. Persons Signing As An Executor, Administrator, Trustee Or Other Representative Should Give Full Title As Such.